FOR IMMEDIATE RELEASE
Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com
Churchill Downs Incorporated Announces Pricing of $300 Million Senior Secured Term Loan B due 2028 and $200 million Senior Notes due 2028
LOUISVILLE, KY., (Mar. 10, 2021) – Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) today announced that it successfully priced its previously announced offering of $200 million in aggregate principal amount of its 4.75% senior notes due 2028 (the "Additional Notes"). In addition, CDI announced the pricing of a $300 million senior secured Term Loan B (the "Term Loan B") due 2028. The Additional Notes were priced at 103.25% of the principal amount and the Term Loan B was priced at LIBOR plus 200 basis points.
The offering of the Additional Notes is expected to close on March 17th, 2021, and the Term Loan B is expected to close concurrently with the Additional Notes, subject to customary closing conditions.
The Additional Notes will be issued as additional notes under an indenture dated as of December 27, 2017 pursuant to which the Company previously issued $500 million in aggregate principal amount of its 4.75% senior notes due 2028 (the “Existing Notes”). The Additional Notes will have identical terms to the Existing Notes, other than the issue date and the issue price and will be treated as a single class of notes with the Existing Notes for all purposes under the indenture.
CDI intends to use the net proceeds from the offering, together with the proceeds of the Term Loan B, to (i) repay indebtedness outstanding under its revolving credit facility, including indebtedness incurred in connection with the offering of the Additional Notes and CDI’s entry into the Term Loan B, (ii) fund related transaction fees and expenses, and (iii) for working capital and other general corporate purposes.
The offer and sale of the Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold within the United States to, or for the benefit of, U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the Additional Notes are being sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and offered and sold outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.
The Company will agree to register the Additional Notes for resale to the extent they are not freely tradable under the Securities Act a year after their issuance. The Additional Notes will not be listed on any securities exchange or automated quotation system.

This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall neither constitute an offer to sell nor the solicitation of an offer to buy the Additional Notes or any other securities. The offering of the Additional Notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The offering has not been approved by any gaming regulatory authority having jurisdiction over any of CDI's casino operations.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have seven retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Certain statements made in this news release contain various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic and related economic matters on our results of operations, financial conditions and prospects; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences, attendance, wagering and sponsorship with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks and public health threats; changes in the regulatory environment of our racing operations; increased competition in the horse racing business; difficulty in attracting a sufficient number of horses and trainers for full field horse races; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horse wagering business; A reduction in the number of people wagering on live horse races; increase in competition in our online horse racing wagering business; uncertainty and changes in the legal landscape relating to our online horse racing wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.